De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

October 21, 2009

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

RE: Qualsec

We have read the statements that we understand Qualsec will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Regards,

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC

Certified Public Accountants

2580 Anthem Village Dr., Henderson, NV 89052

Telephone (702) 563-1600 ● Facsimile (702) 920-8049

Member Firm with

Russell Bedford International